Independent Auditors' Consent



The Board of Directors
Oppenheimer LifeSpan Income Fund:

We consent to the incorporation by reference in this registration statement on Form N-14 of our report dated November 21, 1997, appearing in the Annual Report of Oppenheimer LifeSpan
Income Fund, and to the reference to our Firm under the headings "Tax Consequences of the
Reorganization" and "Tax Aspects of the Reorganization" in the registration statement.



/s/ KPMG PEAT MARWICK LLP
-----------------------------------------
KPMG PEAT MARWICK LLP


Denver, Colorado
February 27, 1998





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